Exhibit 10.2

AMENDMENT NO. 1
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

THIS AMENDMENT NO. 1 (this “Amendment”) to the Amended and Restated Employment Agreement by and between Scott Galit (“Executive”) and Payoneer Inc., a Delaware corporation (the “Company”), dated as of June 25, 2021 (the “Original Agreement”), is entered into by and between the Company and Executive as of May 24, 2022, with effective date as of May 25, 2022 (the “Amendment Effective Date”).

WITNESSETH:

WHEREAS, the Company and Executive desire to amend the Original Agreement as provided herein to reflect Executive’s new position as Co-Chief Executive Officer of the Company and clarifying that such agreed upon change does not implicate the definition of Good Reason;

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to modify the Original Agreement as set forth below. Defined terms used herein and not otherwise defined in their context have the meanings set forth in the Original Agreement.

1.       AMENDMENT TO THE ORIGINAL AGREEMENT.

a.       Section 1 of the Original Agreement is hereby amended and restated in its entirety as follows:

“Employment. The Company agrees to continue to employ the Executive and the Executive agrees to continue to be employed by the Company as of the Effective Date, on the terms and subject to the conditions hereinafter set forth. Subject to the terms and conditions contained herein, the Executive shall serve as the Chief Executive Officer (CEO) of the Company, reporting directly to the Board of Directors of the Company and in such capacity shall have such duties as are typically performed by a Company CEO, and as the Co-Chief Executive Officer (Co-CEO) of Payoneer Global Inc. (formerly known as, New Starship Parent Inc. and defined in the Original Agreement as “New Payoneer”) (herein and deemed revised in the Original Agreement, “Payoneer Global”), reporting directly to the Board of Directors of Payoneer Global, and, in such capacity shall have such duties as are typically performed by a Co-CEO, together with such additional duties as may be required from time to time by the Board of Directors of Payoneer Global.”

b.       The last sentence of Section 7(d) is hereby deleted and replaced with the following:

“ For purposes of this Agreement, the term “Good Reason” means: (i) any material diminution in the Executive’s title as Chief Executive Officer of the Company and/or Co-Chief Executive Officer of Payoneer Global, without, in any such case, Executive's prior written consent (other than a change effected in connection with the integration of the operations of the Company and/or Payoneer Global into the operations of any acquirer in connection with a sale event in which there is no adverse change in the Executive's authorities, duties and responsibilities following such sale event); (ii) any material diminution in the Executive's responsibilities or authority within the Company and/or Payoneer Global (after taking into account any changes in responsibilities or authority in connection with Executive’s new role as Co-Chief Executive Officer of Payoneer Global), without the Executive's prior written consent; or (iii) any material breach by the Company of this Agreement that is not remedied by the Company within 15 days after receipt of notice thereof.”

2.       CONFIRMATION. Executive acknowledges and accepts his new position as Co-Chief Executive Officer of Payoneer Global and, in so doing, hereby provides consent to the new position and related authorities, duties and responsibilities and waives any rights he may have to resign with “Good Reason” in accordance with Section 7(d) of the Original Agreement.

3.       RATIFICATION AS AMENDED. Except as amended by this Amendment, the terms and conditions of the Original Agreement are confirmed in all other respects, and the Original Agreement, as amended by this Amendment, shall continue in full force and effect. Any reference to the Agreement in the Original Agreement as amended by this Amendment shall mean the Original Agreement as amended by this Amendment. In the event of any inconsistency between the terms of the Original Agreement and the terms of this Amendment, the terms of this Amendment shall control to the extent necessary to resolve the inconsistency.

4.       OTHER PROVISIONS. Section 13 (“Severability and Governing Law”), and Section 17 (“Counterparts”) of the Original Agreement are incorporated by reference into this Amendment mutatis mutandis.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Original Agreement to be executed as of the day and year first above written.

PAYONEER INC.

By:	/s/ Michael Levine
Name:	Michael Levine
Title:	Chief Financial Officer

EXECUTIVE

/s/ Scott H. Galit
Scott H. Galit

[Signature Page to Amendment 1 to Scott Galit A&R Employment Agreement]